Exhibit 99.1

                                                                  TEXHOMA ENERGY





                                                                    NEWS RELEASE

               INVESTOR UPDATE AND SUMMARY OF OIL & GAS PROJECTS

Houston, TX. October 24, 2006 -- Texhoma Energy, Inc. ("Texhoma") (TXHE: OTC) is working with its auditors to update its financial statements in order to comply with reporting requirements so that the Company's shares can be traded again on the OTC Bulletin Board market. As reported in August 2005, the Company has received guidance from the SEC that the Company accounted for the drilling venture in Thailand incorrectly. The subsequent work has been extensive and has resulted in a re-audit of the entire corporate structure that carried out the drilling in Thailand in the beginning of 2005 culminating in the filing of an amended Form 8K on September 20, 2006. The interest in the Thailand exploration venture and the holding companies have long since been relinquished and sold.

The  Company is currently preparing amended quarterly reports on Form 10-QSB for
re-filing   starting   from  the   period  December 31, 2004.   These  quarterly
reports  contain  routine  financial  information  and  full  disclosure.

In order to provide accurate disclosure to the shareholders and the market in general, the Company would like to summarize that it currently has interests in the following properties:

     1.   Louisiana  Production:  The  Company  has  working  interests  varying
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          from  7.42% to 11.76% in three producing properties: the Barnes  Creek
          Field, the Intracoastal City Field which produces also gas and the Edgerly field which produces oil. All of these properties are located in Louisiana and for the month of June 2006, a Net production to Texhoma of 373 thousand CFD and 49 BOPD was recorded. Net remaining reserves of these fields are estimated by independent engineers at 210 MBLS and 0.6 BCF. These producing properties are owned by Texaurus Energy, Inc. currently a wholly owned subsidiary of Texhoma which is debt-funded by Laurus Master Fund of New York.

     2.   Texas Drilling:  This  year  the  Company  plans to participate in the
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          drilling  of  four  wells,  specifically  in  the  Buck  Snag Field in
          Colorado County, TX, and the Sandy Point Field and the Manvel Field both in Brazoria County, TX. The No. 1 Schiurring well that recently was completed and reported as being a dual gas discovery has developed mechanical problems causing excessive water production and has now been plugged and abandoned.

     3.   Louisiana  Exploration:  As  announced  last  week,  the Company has a
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          16%  Working  Interest  in  the Bayou Choctaw Project which has Proven
          Undeveloped Reserves in addition to exploration targets. The Company's interest in the Clovelly project is 11% and, as with the Bayou Choctaw project, it has both Proven Undeveloped reserves and exploration aspects. A recent well drilled on Clovelly South prospect (the Allain Lebreton No.2 well) had to be plugged and abandoned due to drilling tools that became stuck in the well when a heavy drilling fluid was required to control the gas inflow into the well. Both projects will be pursued with drilling in 2007.

In summary, the Company is receiving cashflow from its producing properties and is focused on projects in the Louisiana and Texas Gulf coast area to build its

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reserve  base.  As  a  matter of normal business planning, the Company has under review a number of new projects and acquisitions, all located in its area of geographic focus. More comprehensive information on the Company's projects can be found on its website.

Texhoma encourages investors and shareholders to visit the Company's website, or the SEC website of www.sec.gov to review the Company's filings, for accurate
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information  on  the  Company.



Web Site: www.texhomaenergy.com     Email: info@texhomaenergy.com
                                           ----------------------

Investor Relations Inquiries:
Terje Reiersen 713-457-0610

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Safe Harbor Statement: "This News Release may include forward-looking statements within the meaning of section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, with respect to corporate objectives, projections, estimates, operations, acquisition and development of various interests and certain other matters. These statements are made under the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein." The Company takes no obligation to update or correct forward-looking statements and also takes no obligation to update or correct information prepared by third parties that is not sanctioned by the Company.

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